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                                                                       EXHIBIT 5


                          WALLER LANSDEN DORTCH & DAVIS

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
FACSIMILES                       (615) 244-6380           809 SOUTH MAIN STREET
(615) 244-6804                                               P. O. BOX 1035
(615) 244-5686                                           COLUMBIA, TN 38402-1035
                                                             (615) 388-6031

                                January 13, 1999

JDN Realty Corporation
359 East Paces Ferry Road, Suite 400
Atlanta, Georgia  30305

         Re: JDN REALTY CORPORATION - PROSPECTUS SUPPLEMENT DATED JANUARY 8, 1999 (TO THE PROSPECTUS DATED OCTOBER 30, 1997)

Ladies and Gentlemen:

         We are acting as your special securities counsel in connection with the issue and sale of 500,000 shares of common stock, $.01 par value (the "Shares"), by JDN Realty Corporation, a Maryland corporation (the "Company"), to BT Alex. Brown Incorporated (the "Underwriter"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-38611) (the "Registration Statement"), including the Prospectus dated October 30, 1997 contained therein (the "Prospectus") as supplemented by the Prospectus Supplement dated January 8, 1999 (the "Prospectus Supplement"), a Terms Agreement between the Company and the Underwriter dated January 8, 1999 and the related Underwriting Agreement, dated July 30, 1997 (collectively, the "Underwriting Agreement").

         As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and, when delivered and issued upon payment therefor in the manner and on the terms described in the Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement.

                                         Very truly yours,

                                         /s/ Waller Lansden Dortch & Davis, PLLC